UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2009
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          On February 23, 2009, the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, appointed Marc N. Casper to the Board, with a term to expire at the Company’s 2009 annual meeting of stockholders to be held May 4. The appointment of Mr. Casper increases the size of the Board to nine members. Mr. Casper has not been appointed to any committees of the Board at this time; however, the Company expects that he will be appointed to one or more Board committees in the future. There are no arrangements or understandings between Mr. Casper and any other persons pursuant to which Mr. Casper was appointed a director of the Company.
          As a non-employee director, Mr. Casper will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2008. In addition, it is expected that he will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2008 and is incorporated herein by reference.
          A copy of the Company’s press release announcing the appointment of Mr. Casper to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
          (d)   Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement with Non-Employee Directors and Officers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 31, 2008)

99.1	Press Release issued on February 27, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2009

ZIMMER HOLDINGS, INC.

	By: Name:	/s/ Chad F. Phipps Chad F. Phipps
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 31, 2008)

99.1	Press Release issued on February 27, 2009